FARO® Acquires Mobile Scanning Market Leader, GeoSLAMTM
—Enables Fast, High Accuracy 3D Model Generation within FARO’s 4D Digital Reality Offering—

Lake Mary, Fl, September 1, 2022 – FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced the acquisition of UK-based GeoSLAM, a leading provider of mobile scanning solutions with proprietary high-productivity simultaneous localization and mapping (SLAM) software to create 3D models for use in Digital Twin applications. Founded in 2012, the addition of GeoSLAM is expected to significantly expand and accelerate FARO’s market growth opportunity in the mobile scanning space.

“We are thrilled to add GeoSLAM’s handheld 3D scanning technology to our portfolio of cutting-edge data capture solutions,” said Michael Burger, FARO President and CEO. “FARO now offers the industry’s broadest set of 4D data capture solutions, including 3600 camera-based images, mobile and stationary high-accuracy laser scanning, allowing customers to balance the need for accuracy, speed and detail depending on their requirements. These capture technologies provide the foundation for our 4D digital reality-based SaaS offering that will allow customers to access multiple 4D data sources for visualization and analysis through a single user experience. We welcome the GeoSLAM team to our FARO family.”

“Joining with FARO represents the next step in the growth of GeoSLAM and the establishment of mobile mapping as a driver for growth in the way businesses map and understand their spaces,” added Andy Parr, GeoSLAM CEO. “Both companies share a vision of the importance of mobile scanning in the burgeoning digital reality capture market.”

GeoSLAM reported £14.5 million in revenue with 18% EBITDA in the fiscal year ending March 31, 2022. EBITDA, a non-GAAP measure, is calculated as net income/loss before interest (income) expense, net, income tax expense (benefit), foreign exchange rate variance, and depreciation and amortization. The transaction closed on September 1, 2022, funded with available cash reserves and equity consideration.

Under terms of the agreement, GeoSLAM shareholders received a cash payment of £22.0 million and 495,562 shares of FARO stock that is subject to customary lock-up provisions. FARO expects the acquisition to be accretive to Non-GAAP EPS in 2023.

About FARO
FARO serves the AEC, O&M (Facility Operations & Maintenance), 3D Metrology, and Public Safety Analytics markets. For over 40 years, FARO has provided industry-leading technology solutions that enable customers to digitize their world and use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven accuracy, precision, and immediacy. For more information, visit FARO.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the accretive value of the acquisition, FARO's strategic and product prospects, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe FARO's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will,” "intend," "believe," "expect," "may," "could" or "should," and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements. Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to: the Company’s ability to realize the intended benefits of this acquisition and to improve operational effectiveness; the Company’s ability to successfully execute its acquisition and strategic plan; the Company's ability to maintain its technological advantage by developing new products and enhancing its existing products; the effect of the COVID-19 pandemic, including on the Company’s business operations, as well as its impact on general economic and financial market conditions; the impact of fluctuations in foreign exchange rates; and other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 16, 2022 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 3, 2022. Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Media Contact: Jessica Hale, jessica.hale@faro.com, 407-333-9911.

Grace Parker, grace.parker@geoslam.com +44 (0) 1949 831814